UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2026

Keenova Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,

Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 696 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 13, 2026, Keenova Therapeutics plc (“Keenova”) entered into a purchase agreement with Par Health, Inc. (the “Purchaser”), pursuant to which Keenova has agreed to sell its Percocet and Endocet businesses (the “Business”) to Purchaser. Consideration for the transaction is expected to total approximately $250 million consisting of an upfront purchase price of $25 million, subject to customary adjustments for cash, debt and working capital, and quarterly earnout payments payable in cash, related to the gross profit of the Business over a period of five years following the closing of the transaction. The transaction is expected to close in the third quarter of 2026, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. Following closing of the transaction and completion of related obligations, Keenova will no longer market, manufacture or distribute opioid products.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Information Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward looking statements in this Current Report include statements regarding the expected timing for the closing of the transaction and the expected total consideration. These statements are based on various assumptions, whether or not identified in this communication, and on current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Keenova. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement entered into in connection with the proposed transaction; the risk that the parties to the purchase agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the value of Keenova’s ordinary shares; the risk of any unexpected costs or expenses resulting from the proposed transaction; the performance of the Business and its ability to generate gross profits following the closing of the transaction and other risks and uncertainties affecting Keenova, including those described from time to time under the caption “Risk Factors” and elsewhere in Keenova’s Securities and Exchange (“SEC”) filings and reports, including Keenova’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on April 15, 2026. These filings, when available, are available on the investor relations section of the Keenova website at https://investor.keenova.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Keenova presently does not know of or that Keenova currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this current report are made only as of the date hereof. Keenova assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEENOVA THERAPEUTICS PLC

Date: June 15, 2026	By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary